Exhibit 10.12

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement, dated as of September 30, 2025 (this “Agreement”), is entered into by and among Cuentas, Inc., a Florida corporation (the “Company”), and World Mobile Group Ltd. or its assigns (collectively, the “Lenders” and each a “Lender”).

WHEREAS, the parties wish to provide for the sale and issuance of a Note or Notes (as defined below) in return for the provision by the Lenders of such loans to the Company; and

WHEREAS, the parties intend for the Company to issue in return for such loans one or more Notes that are convertible into Shares of the Company’s capital stock or other consideration as set forth in the Notes.

NOW, THEREFORE, the parties hereto agree as follows:

1. Sale and Issuance of Notes.

1.1 The Notes. Each Lender agrees, on the terms of and subject to the conditions specified in this Agreement and the Notes, to lend to the Company the sum set forth below such Lender’s name on the signature page attached to this Agreement (the “Applicable Loan Amount”). With respect to each loan made by the Lenders hereunder and any other person or entity who becomes a Lender pursuant to Section 1.1(b) hereof, each Lender will receive a convertible promissory note from the Company in the form attached hereto as Exhibit A (each a “Note” and collectively the “Notes”). The equity securities into which the Notes are convertible are referred to as the “Shares.” The target aggregate principal amount of Notes to be issued pursuant to this Agreement shall be One Hundred and Twenty-Five Thousand Dollars ($125,000.00). For the avoidance of doubt, there is no minimum offering amount.

1.2 Closing; Delivery.

(a) Closing. The closing of the sale and purchase of the Notes (the “Closing”) will be held remotely via the parties’ exchange of documents and signatures on the date of this Agreement, or at such other time and place as the parties hereto shall mutually agree (the “Closing Date”).

(b) Delivery. At the Closing, each Lender purchasing Notes in such Closing shall execute and deliver the signature page to this Agreement, together with the Applicable Loan Amount, by check payable to the Company or by wire transfer to a bank account designated by the Company. Upon acceptance thereof by the Company, the Company shall deliver promptly to each Lender an executed Note dated as of the applicable Closing Date in the principal amount set forth below such Lender’s name on the signature page attached to this Agreement.

1.3 No Usury. This Agreement and each Note issued pursuant to the terms of this Agreement are hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Lenders hereunder for the loan, use, forbearance or detention of money exceeds the maximum interest rate permitted by the laws of the State of Arizona. If at any time the performance of any provision hereof or any Note involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal, it being the specific intent of the Company and the Lenders that all payments under this Agreement or any Note are to be credited first to interest as permitted by law, but not in excess of (a) the agreed rate of interest set forth in the Note or (b) that permitted by law, whichever is lesser, and the balance toward the reduction of principal. The provisions of this paragraph shall not be superseded or waived and shall control over every other provision of this Agreement and of any Note.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Lender that, except as set forth on the Disclosure Schedule attached as Exhibit C to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

2.1  Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2  Capitalization.

(a) The authorized capital of the Company consists, immediately prior to the Initial Closing, of:

(i) 2,730,058 shares of common stock, $0.001 par value per share (the “Common Stock”), 2,730,058 shares of which are issued and outstanding immediately prior to the Initial Closing.

(ii) All of the outstanding shares of capital stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(b) The Company has reserved 183,077 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2021 and 2023 Share Incentive Plans duly adopted by the Board of Directors of the Company (the “Board of Directors”) and approved by the Company stockholders (the “Stock Plan”).

(c) Section 2.2(c) of the Disclosure Schedule sets forth the summary capitalization of the Company immediately following the Closing including the aggregate number of shares of, or issuable pursuant to, each of the following: (i) issued and outstanding Common Stock, including, with respect to restricted Common Stock; (ii) outstanding stock options; (iii) shares of Common Stock reserved for future award grants under the Stock Plan; (iv) issued and outstanding Preferred Stock, by series; and (v) warrants or stock purchase rights, if any. Except for (A) the conversion privileges of the Shares to be issued under this Agreement, and (B) the securities and rights described in Section 2.2(b) of this Agreement and Section 2.2(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock. All outstanding shares of Common Stock and all shares of Common Stock underlying outstanding options are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than 180 days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

2.3  Authorization. All corporate action required to be taken by the Board of Directors and the Company’s stockholders in order to authorize the Company to enter into this Agreement, the Notes and the Irrevocable Transfer Agent Letter (the “Transaction Agreements”), and to issue the Shares at the Closing and the Common Stock issuable upon conversion of the Shares, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.4  Litigation. Except as set forth on Schedule 2.4, there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any Officer or director of the Company arising out of their employment or Board of Directors relationship with the Company; (ii) to the Company’s knowledge, that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its Officers or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of Officers or directors, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

2.5  Compliance with Other Instruments. Except as set forth on Schedule 2.5, the Company is not in violation or default (a) of any provisions of its Articles of Incorporation or Bylaws; (b) in any material respect of any instrument, judgment, order, writ or decree; (c) in any material respect under any note, indenture or mortgage; (d) in any material respect under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule; or (e) of any provision of any federal or state statute, rule or regulation applicable to the Company the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.6  Rights of Registration and Voting Rights. Except as set forth on Schedule 2.6, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.7  Tax Returns and Payments. Except as set forth on Schedule 2.7, there are no taxes due and payable by the Company that have not been timely paid and no material withholding taxes required to be withheld by the Company that have not been withheld and timely paid over to the appropriate governmental agency. There have been no examinations or audits with respect to any taxes or tax returns of the Company, by any applicable federal, state, county, local or foreign governmental agency, and the Company has not received written notice of an intent to commence any such examination or audit that remains outstanding. The Company has duly and timely filed all income or other material tax returns required to have been filed by it, and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.8  Permits. Except as set forth on Schedule 2.8, the Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.9  Corporate Documents. Except as set forth on Schedule 2.9, the Articles of Incorporation and Bylaws of the Company as of the date of this Agreement are in the form made available to the Lenders. The copy of the minute books of the Company made available to the Lenders contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders.

2.10    Disclosure. The Company has made available to the Lenders all the information that the Lenders have requested for deciding whether to acquire the Shares. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Lenders at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3. Representations and Warranties of the Lenders. In connection with the transactions provided for herein, each Lender, severally and not jointly, hereby represents and warrants to the Company as follows:

3.1 Binding Obligation. Each of this Agreement and the Note issued to the Lender is a valid, binding and enforceable obligation of such Lender.

3.2 Investment Experience. Such Lender is an “accredited investor” within the meaning of Regulation D prescribed by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “1933 Act”). In addition, such Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Note and the Shares.

3.3 Investment Intent; Restricted Securities. Such Lender is acquiring the Note and the Shares for investment for such Lender’s own account and not with a view to, or for resale in connection with, any distribution thereof. Such Lender understands that neither the Note nor the Shares has been registered under the 1933 Act by reason of a specific exemption from the registration provisions of the 1933 Act that depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Such Lender understands that the Note and the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Lender must hold the Note or the Shares indefinitely unless they are registered under the 1933 Act and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Lender understands that no public market now exists for the Note or the Shares, and that the Company has made no assurances that a public market will ever exist for the Note or the Shares.

3.4 Disclosure of Information; Non-Reliance. Such Lender acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Note and the Shares. Such Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and the Shares. Such Lender confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Note or the Shares. In deciding to purchase the Note, such Lender is not relying on the advice or recommendations of the Company and has made its own independent decision that the investment in the securities is suitable and appropriate for such Lender. Such Lender understands that no federal or state agency has passed upon the merits or risks of an investment in the Note and the Shares or made any finding or determination concerning the fairness or advisability of this investment.

3.5 Residence. If such Lender is an individual, then such Lender resides in the state or province identified in the address shown on such Lender’s signature page hereto. If such Lender is a partnership, corporation, limited liability company or other entity, then such Lender’s principal place of business is located in the state or province identified in the address shown on such Lender’s signature page hereto.

3.6 Legends. All certificates representing any Shares or other equity securities of the Company subject to the provisions of this Agreement, including the Shares, shall be endorsed with the following legend:

“THE OFFER AND SALE OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES OR IF THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDERS OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT.”

4. Conditions to Closing.

4.1 Conditions to Obligations of the Lenders. Each Lender’s obligations at the applicable Closing are subject to the fulfillment, on or prior to such Closing, of all of the following conditions, any of which may be waived, in whole or in part by such Lender, but solely with respect to such Lender:

(a) Except for any notices required or permitted to be filed after the Closing with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and the Shares.

(b) At the Closing, the sale and issuance by the Company and the purchase by such Lender of a Note shall be legally permitted by all laws and regulations to which such Lender or the Company is subject.

(c) The representations and warranties of the Company set forth in Section 2 hereof shall be true and correct in all material respects on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing (except for any representations and warranties that are qualified by materiality, which shall be true and correct in all respects).

(d) The covenants of the Company set forth in Section 5 hereof shall be in effect and free of breach or default in all respects.

(e) There shall have been no material adverse change in the business, assets, liabilities, operations, financial condition or results of operations of the Company, and there shall be no facts or circumstances in existence that would reasonably be expected to result in such a material adverse change with respect to the Company.

(f)   The Company shall have executed and delivered to each Lender a Note in the form attached hereto as Exhibit A hereto in the principal amount set forth below such Lender’s name on the signature page attached to this Agreement.

(g) The Company and its transfer agent shall have executed and delivered the irrevocable transfer agent letter in the form attached hereto as Exhibit B hereto.

(h) The Company shall have provided proof of the Reserved Amount as provided in Section 1.3 of the Notes.

(i) The Company shall have entered into all such settlement and release documents with Michael De Prado as reasonably requested by the Lender.

4.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes at the Closing is subject to the fulfillment, to the Company’s satisfaction on or prior to the Closing, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) With respect to the issuance of a Note to a particular Lender, the Company shall have received from such Lender the funds representing such Lender’s loan amount as set forth on the signature page attached to this Agreement.

(b) Except for any notices required or permitted to be filed after the Closing with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and the Shares.

5. Covenants.

5.1 Additional Rights. Lender shall have such additional rights as set fort in that certain side letter attached hereto as Exhibit D.

6. Miscellaneous.

6.1 Use of Proceeds. The Company shall use the proceeds from its sale of the Notes as payment under that certain “Plum Contract.”

6.2 Waivers and Amendments. Any term of this Agreement or any term of the Notes may be amended, terminated or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Lenders holding Notes having a principal amount representing a majority of the aggregate principal amount of all Notes then outstanding. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 5.2 shall be binding upon each holder of a Note at the time outstanding and each future holder of a Note.

6.3 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Florida as such laws are applied to agreements between Arizona residents entered into and to be performed entirely within Arizona and without regard to conflict or choice of law principles that would cause the application of the laws of any jurisdiction other than the State of Florida.

6.4 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Lender and the Closing.

6.5 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6.6 Entire Agreement. This Agreement (including the exhibits attached hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

6.7 Notices. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person or by telecopy, electronic mail, overnight delivery service or U.S. mail, in which event it shall be mailed first-class, certified or registered, postage prepaid, and addressed (a) if to a Lender, at such Lender’s address set forth on the signature page attached to this Agreement, or at such other address as such Lender shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth on the signature page attached to this Agreement, or at such other address as the Company shall have furnished to the Lender in writing.

6.8 Separability of Agreements; Severability of this Agreement. The Company’s agreement with each Lender is a separate agreement and the sale of a Note and Shares to each Lender is a separate sale. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.10 Fees and Expenses. The Company and the Lenders shall each bear their own respective expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.11 No Finder’s Fee. Each party represents that it neither is nor will be obligated to pay any finder’s fee, broker’s fee or commission in connection with the transactions contemplated by this Agreement and the Note. The Lender agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement and the Note (and the costs and expenses of defending against such liability or asserted liability) for which the Lender or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold the Holder harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement and Note (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13 Counterparts. This Agreement and the Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Convertible Note Purchase Agreement to be executed and delivered by their proper and duly authorized officers as of the date first above written.

COMPANY:

CUENTAS, INC.

By:
Name:	Shalom Arik Maimon
Title:	CEO

Address:	235 Lincoln Rd, Suite 210
Miami Beach, FL 33139

LENDER:

[Insert Full Legal Name of Lender]

By:
Name:
Title:

Loan Amount:	$_______________________

Address:

Attn:

Email:

EXHIBIT A

Form of Convertible Promissory Note

(See attached)

EXHIBIT B

Irrevocable Transfer Agent Letter

(See attached)

EXHIBIT C

Disclosure Schedules

(See attached)

EXHIBIT D

Side Letter

(See attached)